                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                U S LIQUIDS INC.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total fee paid:
                           -----------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
                                    --------------------------------------------
         2)  Form, Schedule or Registration Statement No.:
                                                          ----------------------
         3)  Filing Party:
                          ------------------------------------------------------
         4)  Date Filed:
                        --------------------------------------------------------

                                U S LIQUIDS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 9, 2000

To the Stockholders of U S Liquids Inc.:

     The 2000 Annual Meeting of Stockholders of U S Liquids Inc. (the "Company") will be held on May 9, 2000 at 1:00 P.M. (Houston time), at the Hotel Sofitel, 425 E. North Belt, Houston, Texas 77060. The items of business to be considered are:

         1. The election of three directors to serve for a term of three years each;

         2.       The approval of the U S Liquids Inc. Employee Stock Purchase
                  Plan;

         3. The ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 2000; and

         4. Such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on March 13, 2000 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors



                                       Earl J. Blackwell, Secretary

Houston, Texas
April 11, 2000

                                U S LIQUIDS INC.
                   411 N. SAM HOUSTON PARKWAY EAST, SUITE 400
                            HOUSTON, TEXAS 77060-3545

                                 PROXY STATEMENT

                               -------------------

         This Proxy Statement is furnished to the stockholders of U S Liquids Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be voted at the 2000 Annual Meeting of Stockholders of the Company and any adjournment thereof. The Annual Meeting will be held on May 9, 2000 at 1:00 P.M. (Houston time) at the Hotel Sofitel, 425 E. North Belt, Houston, Texas 77060. Information in this Proxy Statement is as of March 13, 2000 unless otherwise stated. The approximate date on which this Proxy Statement and enclosed form of proxy have been mailed to stockholders is April 11, 2000.

                               GENERAL INFORMATION

         Stockholders of record at the close of business on March 13, 2000 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share (the "Common Stock"), held by them on such date at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for inspection by any stockholder at the offices of the Company during normal business hours for a period of at least ten days before the Annual Meeting. As of the Record Date, there were 15,785,868 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for each of the nominees for director and for each of the other proposals presented in this Proxy Statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. A stockholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy will be suspended if the stockholder attends the Annual Meeting in person and requests to vote at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A plurality of the votes duly cast is required for the election of directors (i.e., individuals who receive the greatest number of votes are elected as directors up to the maximum number of directors to be chosen). The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve all other proposals. Abstentions are not counted for purposes of the election of directors, but are counted as votes against each of the other proposals. A broker "non-vote" is not counted for purposes of the election of directors or approving any other proposal.

     The Board of Directors recommends that the stockholders vote for each of the nominees for director and for each of the other proposals. The enclosed proxy is solicited on behalf of the Board of Directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock by (i) each stockholder of the Company who is known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director and executive officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                        NAME AND ADDRESS                     NUMBER OF          PERCENT OF
                      OF BENEFICIAL OWNER                     SHARES              CLASS
                      -------------------                    ---------          ----------

Michael P. Lawlor(1) .....................................     220,100              1.4%
W. Gregory Orr(2) ........................................     713,500              4.5
Earl J. Blackwell(3) .....................................     358,000              2.3
Gary J. Van Rooyan(4) ....................................      17,117              *
Harry O. Nicodemus IV ....................................           0              0
Steven J. Read(5) ........................................       5,000              *
William A. Rothrock IV(6) ................................     118,750              *
Alfred Tyler 2nd(7) ......................................      50,000              *
James F. McEneaney, Jr.(8) ...............................      25,000              *
John N. Hatsopoulos(9) ...................................      20,000              *
Roger A. Ramsey(10) ......................................      15,400              *
Franklin Resources Inc.(11) ..............................   1,061,700              6.7
  777 Mariners Island Boulevard, 6th Fl.
  San Mateo, California
Pilgrim Baxter & Associates Ltd.(12) .....................   1,013,400              6.4
  825 Duportail Road
  Wayne, Pennsylvania 19087
Sanifill, Inc.(13) .......................................   1,000,000              6.0
   1001 Fannin Street, Suite 4000
   Houston, Texas 77002
All directors and executive officers
  as a group (11 persons)(14) ............................   1,542,867              9.6

--------------------
(1) Includes 10,100 shares held by The Lawlor Family, L.L.C., a limited liability company, over which Mr. Lawlor, as the manager, has sole voting and investment power, 10,000 shares held in an individual retirement account for the benefit of Mr. Lawlor and 200,000 shares which Mr. Lawlor has the right to acquire pursuant to the terms of a stock option granted by the Company to him.
(2) Includes 250,000 shares held by The Wiley Gregory & Genene M. Orr Family LLC, a limited liability company, over which Mr. Orr, as the manager, has sole voting and investment power, 15,000 shares held by Mr. Orr's wife, Genene Orr, and 15,000 shares held by Mr. Orr's wife as custodian for two of Mr. Orr's children.
(3) Includes 180,000 shares held by The Earl J. and Christine J. Blackwell Family LLC, a limited liability company, over which Mr. Blackwell, as the manager, has sole voting and investment power, and 103,000 shares held in an individual retirement account for the benefit of Mr. Blackwell.
(4) Includes 16,667 shares which Mr. Van Rooyan has the right to acquire pursuant to the terms of a stock option granted by the Company to him.
(5) Represents shares which Mr. Read has the right to acquire pursuant to the terms of a stock option granted by the Company to him.
(6) Includes 46,250 shares which Mr. Rothrock has the right to acquire pursuant to the terms of certain stock options granted by the Company to him.
(7) Includes 25,000 shares held by a corporation controlled by Mr. Tyler and 25,000 shares which Mr. Tyler has the right to acquire pursuant to the terms of certain stock options granted by the Company to him.
(8) Includes 24,000 shares which Mr. McEneaney has the right to acquire pursuant to the terms of certain stock options granted by the Company to him.
(9) Represents shares which Mr. Hatsopoulos has the right to acquire pursuant to the terms of certain stock options granted by the Company to him.
(10) Includes 15,000 shares which Mr. Ramsey has the right to acquire pursuant to the terms of certain stock options granted by the Company to him.

(11) Includes shares owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. The Company has been advised that such advisory subsidiaries of Franklin Resources have sole investment and/or voting power over such shares. The Company has also been advised that Charles B. Johnson and Rupert H. Johnson, Jr. are the principal stockholders of Franklin Resources and, thus, may each be deemed to be the beneficial owner of such shares.
(12) Includes shares owned by clients of Pilgrim Baxter & Associates Ltd., a registered investment adviser. The Company has been advised that Pilgrim Baxter & Associates has sole power to vote 972,800 shares and sole power to dispose of all 1,013,400 shares.
(13) Represents shares which Sanifill, Inc. has the right to acquire pursuant to the terms of a warrant issued by the Company to Sanifill.
(14) Excludes 173,333 total shares subject to options granted to Messrs. Lawlor, Van Rooyan, Nicodemus and Read that are not exercisable within 60 days of the Record Date.
* Constitutes less than one percent of the outstanding Common Stock.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the Board of Directors shall consist of not less than three members. The current number of directors is seven. For election purposes, directors are divided into two groups of two directors and a third group of three directors. Each group holds office for three years. The Certificate of Incorporation further provides that one group of the Board shall be elected at each annual meeting.

         At the Annual Meeting, stockholders will elect three directors who will hold office until the annual meeting of stockholders in 2003. The Board has nominated Michael P. Lawlor, W. Gregory Orr and Roger A. Ramsey to be elected at the Annual Meeting. Each of the nominees presently serves on the Board and has consented to continue to serve as a director if elected. If any nominee should be unavailable to serve for any reason, which is not anticipated, the persons named as proxies will vote the shares represented by all valid proxy cards for such substitute nominee as the Board of Directors recommends.

         The following is a brief account of the business experience during the past five years of each director and each executive officer, including his principal occupation and employment during that period, and the name and principal business of any corporation or other organization in which each person has been occupied or employed. Directorships in certain companies presently held by each director or executive officer are also set forth.

         Michael P. Lawlor (age 60) has served as a director of the Company since June 1997. On August 25, 1997, Mr. Lawlor assumed the positions of Chairman of the Board and Chief Executive Officer of the Company. From March 1996 to August 1997, Mr. Lawlor was a private investor. From December 1992 to March 1996, Mr. Lawlor was Chief Executive Officer and a director of ITEQ, Inc. f/k/a Air-Cure Technologies, Inc., a manufacturer of air treatment and air moving and process systems, equipment and components. From 1970 to 1992, Mr. Lawlor held various positions with Browning-Ferris Industries, Inc., a national waste services company. Mr. Lawlor started with Browning-Ferris in 1970, became a corporate officer in 1978, and from 1970 to 1988 was responsible for all of Browning-Ferris' landfill operations, during which time total landfill revenues grew from $1 million to $500 million annually. Mr. Lawlor was the Chairman of the Wildlife Habitat Enhancement Council, a nonprofit conservation organization, from 1992 to 1996. Mr. Lawlor's term on the Board of Directors expires in 2000.

         W. Gregory Orr (age 44) is a co-founder of the Company and served as Chairman of the Board, Chief Executive Officer and President of the Company from November 1996 to August 1997. Since August 1997, Mr. Orr has served as a director and the Chief Operating Officer and President of the Company. From 1995 until December 1996, Mr. Orr was the President and Chief Operating Officer of two subsidiaries of Sanifill, Inc., a national waste services company acquired by Waste Management, Inc. in 1996. From 1990 to 1991, Mr. Orr was Regional Vice President of Sanifill's Atlantic Region, and from 1991 to 1995, Mr. Orr was a Vice President of Operations of Sanifill. From 1981 to 1989, Mr. Orr served in various capacities with Browning-Ferris, including Divisional Vice President. Mr. Orr's term on the Board of Directors expires in 2000.

         Earl J. Blackwell (age 57) is a co-founder of the Company and has served as Chief Financial Officer, Senior Vice President-Finance and Secretary of the Company from November 1996 to the present. From 1991 to December 1996, Mr. Blackwell was a Divisional Controller for Sanifill.

         Gary J. Van Rooyan (age 54) became Vice President and General Counsel of the Company in September 1998. Mr. Van Rooyan has been engaged in the practice of law for over 24 years, nearly 14 of which have been in the waste industry. From August 1996 until September 1998, Mr. Van Rooyan was Senior Corporate Counsel for Browning-Ferris. From 1986 until August 1996, Mr. Van Rooyan held positions as Regional General Counsel for various regions of Browning-Ferris. From 1981 through 1985, Mr. Van Rooyan served as Senior Counsel for the Dresser Atlas Oilfield Services Group of Dresser Industries. From 1975 until 1981, Mr. Van Rooyan was engaged in the private practice of law.

         Harry O. Nicodemus IV (age 52) became Vice President and Controller of the Company in October 1999. From 1997 until August 1999, Mr. Nicodemus was the Chief Financial Officer of American Residential Services, Inc., a national provider of services for heating, ventilating and air conditioning, plumbing and other systems in homes and small commercial buildings. From 1996 until 1997, he served as the Controller of Drilex International Inc., an oil and gas field services company located in Houston, Texas. From 1994 until 1996, Mr. Nicodemus was the Vice President, Chief Accounting Officer and Controller of American Ecology Corporation, a provider of hazardous waste treatment services.

         Steven J. Read (age 33) became Vice President and Treasurer of the Company in October 1999. From April 1998 to October 1999, Mr. Read served as Tax Director of the Company. From 1994 until 1998, Mr. Read was a Senior Analyst in Finance, Acquisitions and Tax for TETRA Technologies, Inc. From 1993 until 1994, Mr. Read was a Finance Manager for American General Corporation. From 1989 until 1993, Mr. Read held various positions at Ernst & Young, LLP.

         William A. Rothrock IV (age 47) became a director of the Company in June 1997. Since 1990, he has been Vice President-Business Development for Sanifill and, subsequently, Waste Management, Inc. From 1984 to 1990, Mr. Rothrock was Divisional Vice President-Landfill Marketing for Browning-Ferris. Mr. Rothrock's term on the Board of Directors expires in 2002.

         Alfred Tyler 2nd (age 57) became a director of the Company in June 1997. Mr. Tyler has over 20 years experience in the environmental services industry, most recently as the President and Chief Executive Officer of Enviro-Gro Technologies, a provider of sludge management services. In late 1992, Enviro-Gro was sold to Wheelabrator Technologies and Mr. Tyler resigned his positions to manage his other investments. From 1989 to the present, Mr. Tyler has been the President and the sole stockholder of Weston Investments, Inc., a private investment company. Mr. Tyler is also the President of Days Cove Reclamation Company, a landfill operation and construction company, and a partner and managing director of Bedford Capital Corporation, a New York consulting firm. In addition, Mr. Tyler is a member of the Board of Directors of Synagro Technologies, Inc. Mr. Tyler's term on the Board of Directors expires in 2001.

         James F. McEneaney, Jr. (age 61) became a director of the Company in October 1997. He is the retired President and Chief Operating Officer of Ryland Homes, positions he held from 1980 to 1992. Mr. McEneaney also served as Executive Vice President and a director of The Ryland Group, Inc. from 1981 to 1993. Mr. McEneaney also was a founder of The Fortress Group, Inc., which was organized to consolidate home builders in North America. He served as the company's Chief Executive Officer from July 1995 through December 1995, and as a member of its Board of Directors from 1995 until May 1997. Since August 1993, Mr. McEneaney has served as President of MacCan Associates, Inc., a management consulting firm. Currently, Mr. McEneaney serves as Chairman of the Board of Anne Arundel Health Systems, Inc. Mr. McEneaney's term on the Board of Directors expires in 2001.

         John N. Hatsopoulos (age 65) became a director of the Company in December 1998. Mr. Hatsopoulos is the Vice Chairman of the Board of Directors of Thermo Electron Corporation. Mr. Hatsopoulos served as Thermo Electron's President from 1997 until 1999 and as its Chief Financial Officer and Executive Vice President from 1988 until 1997. Currently, Mr. Hatsopoulos is a member of the Board of Directors of Thermedics Inc., Thermo Fibertek Inc., and Thermo Instrument Systems Inc. In addition, he is a member of the Board of Directors of the NASDAQ/AMEX Stock Exchange, and Premier, Inc., a privately held organization of hospitals and health systems. Mr. Hatsopoulos' term on the Board of Directors expires in 2002.

         Roger A. Ramsey (age 61) became a director of the Company in January 1999. Mr. Ramsey is the Chairman of VeriCenter, Inc., an application service provider located in Houston, Texas. From 1990 through 1998, Mr. Ramsey served as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. Mr. Ramsey is a member of the Board of Directors of Allied Waste. In addition, Mr. Ramsey is a member of the Texas Christian University Board of Trustees and a director of several private corporations. Mr.Ramsey's term on the Board of Directors expires in 2000.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

  DIRECTORS' COMPENSATION

         Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $1,000 for each Board and committee meeting (unless held on the same day as a Board meeting) actually attended. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

         Under the Company's Directors' Stock Option Plan, each director who is not an employee of the Company and has not been an employee of the Company at any time during the twelve months preceding his initial election or appointment to the Board is automatically granted an option to purchase 10,000 shares of Common Stock at the time of his or her initial election or appointment. In addition, each outside director is automatically granted an option to purchase 5,000 shares of Common Stock on January 1 of each year. These options have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest in full on the date of the grant and expire at the earlier of ten years from the date of grant or one year after the director ceases to be a member of the Board.

    AUDIT AND COMPENSATION COMMITTEES

         The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a nominating committee or a committee performing the functions of a nominating committee. The members of the Audit Committee are Messrs. Hatsopoulos, McEneaney, Rothrock and Tyler. The principal duties of the Audit Committee are to recommend to the Board of Directors the selection of the Company's independent accountants, discuss and review with the Company's independent accountants the audit plan, auditor's report and management letter and the Company's accounting policies, and review the accounting procedures and internal control procedures recommended by the Company's independent accountants. The members of the Compensation Committee are Messrs. McEneaney, Ramsey, Rothrock and Tyler. The principal duties of the Compensation Committee are to establish and review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs, review annually officers' and key employees' salaries, management incentives and stock options, and administer the Company's stock option plans, management incentive plans and other long-term incentive plans.

         The Board met on six occasions during 1999, while the Audit and Compensation Committees each met on two occasions. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board on which he served.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. McEneaney, Ramsey, Rothrock and Tyler served on the Compensation Committee during 1999. During 1999, Mr. Rothrock also served as Vice President-Business Development for Waste Management, Inc.

         In May 1998, the Company acquired from Waste Management all of the outstanding capital stock of Northern A-1 Services, Inc. and substantially all of the assets of City Environmental, Inc. and Universal Waste and Transit. During 1999, pursuant to the terms of the acquisition of City Environmental, the Company delivered to certain landfills operated by Waste Management nonhazardous waste generated from the operations of City Environmental and paid to Waste Management disposal fees of approximately $7.5 million. In accordance with the terms of the City Environmental acquisition, during 1999, Waste Management delivered to the Company for processing and disposal leachate from certain landfills operated by Waste Management in the Detroit, Michigan area and paid to the Company fees of approximately $728,000. During 1999, certain other subsidiaries of the Company also delivered waste to various landfills operated by Waste Management. The Company does not believe that Mr. Rothrock had a direct or indirect material interest in any of the transactions described above.

    CERTAIN LEGAL PROCEEDINGS

         During the third quarter of 1999, six purported securities class action lawsuits were filed against the Company and certain of its officers and directors in the United States District Court for the Southern District of Texas, Houston Division. These lawsuits have been consolidated into a single action styled IN RE: U S LIQUIDS SECURITIES LITIGATION, Case No. H-99-2785, and the plaintiffs have filed a consolidated complaint. The consolidated complaint alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of purchasers of the Company's Common Stock during the period beginning on May 12, 1998 and ending on August 25, 1999, including purchasers of Common Stock in the Company's March 1999 offering. The plaintiffs generally allege that the defendants made false and misleading statements and failed to disclose allegedly material information regarding the operations of the Company's Detroit facility and the Company's financial condition in the prospectus relating to the Company's March 1999 stock offering and in certain other public filings and announcements made by the Company. The remedies sought by the plaintiffs include designation of the action as a class action, unspecified damages, attorneys' and experts' fees and costs, rescission to the extent any members of the class still hold Common Stock, and such other relief as the court deems proper.

         In addition, one shareholder of the Company has filed a lawsuit against certain of the officers and directors of the Company in connection with the operation of the Company's Detroit facility and the securities class action described above. BENN CARMICIA V. U S LIQUIDS INC., ET AL., was filed in the United States District Court for the Southern District of Texas, Houston Division, on September 15, 1999 and was subsequently consolidated with the claims asserted in the securities class action described above. The plaintiff purports to allege derivative claims on behalf of the Company against the officers and directors for alleged breaches of fiduciary duty resulting from their oversight of the Company's affairs. The lawsuit names the Company as a nominal defendant and seeks compensatory and punitive damages on behalf of the Company, interest, equitable and/or injunctive relief, costs and such other relief as the court deems proper.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation of the Chief Executive Officer and the three other executive officers of the Company (the "Named Executive Officers") whose total salary and bonus for the year ended December 31, 1999 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                  COMPENSATION
                                                        ANNUAL  COMPENSATION                          AWARDS
                                         -------------------------------------------------        ------------
                                                                                   OTHER                                  ALL
                                                                                  ANNUAL          STOCK OPTIONS          OTHER
  NAME AND PRINCIPAL POSITION     YEAR         SALARY             BONUS       COMPENSATION(1)         (SHARES)      COMPENSATION(2)
  ---------------------------     ----         -------            ------      ---------------     -------------     ---------------

Michael P. Lawlor,                  1999        $320,481        $      0              $0         150,000(4)          $5,000
  Chairman of the Board and         1998         175,000         269,750               0         150,000(4)           3,433
  Chief Executive Officer(3)        1997          59,231          87,500               0         300,000                  0

W. Gregory Orr,                     1999        $271,250        $      0              $0         120,000(4)          $5,000
  President and Chief               1998         149,231         228,250               0         120,000(4)             981
  Operating Officer                 1997         125,000         125,000               0               0                  0

Earl J. Blackwell,
  Chief Financial Officer,          1999        $217,000        $      0              $0          80,000(4)          $5,000
  Senior Vice President             1998         119,380         182,600               0          80,000(4)           3,554
  and Secretary                     1997          99,840         100,000               0               0                  0

Gary J. Van Rooyan,                 1999        $148,000        $      0              $0           7,500             $3,436
 Vice President and General         1998          44,615          45,000               0          50,000                  0
 Counsel(5)                         1997           N/A             N/A                N/A          N/A                  N/A

-------------------

(1) Excludes perquisites and other benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total of such officer's annual salary and bonus.
(2) Represents contributions made by the Company to the Company's 401(k) & Profit Sharing Plan on behalf of the named officer.
(3)  Mr. Lawlor was employed by the Company in August 1997.
(4) These stock options were canceled in October 1999 by the mutual agreement of the executive officer involved and the Company. No consideration was paid to any of the executive officers in connection with the cancellation of these stock options.
(5)  Mr. Van Rooyan was employed by the Company in September 1998.

OPTIONS GRANTED

     The following table sets forth information concerning stock options granted during the last fiscal year to the Named Executive Officers.

                          OPTION/SAR GRANTS IN 1999(1)

                                       INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------
                                            PERCENTAGE OF
                                            TOTAL OPTIONS
                              OPTIONS         GRANTED TO        EXERCISE
                              GRANTED         EMPLOYEES           PRICE       EXPIRATION        GRANT DATE
           NAME               (SHARES)         IN 1999         (PER SHARE)        DATE       PRESENT VALUE(2)
           ----            ------------     ---------------   -------------   -----------   ----------------

Michael P. Lawlor            150,000 (3)         13.0%           $19.25         07/13/09        $1,993,500

W. Gregory Orr               120,000 (3)         10.4             19.25         07/13/09         1,594,800

Earl J. Blackwell             80,000 (3)          6.9             19.25         07/13/09         1,063,200

Gary J. Van Rooyan             7,500                *             19.25         07/13/09            99,675

------------------------
 (1) No stock appreciation rights were granted in 1999.
 (2) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table, using a weighted average of assumption values for the grants shown in the table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes Model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: an option term of 10 years, weighted average volatility of 49.2%, no dividend yield, and weighted average interest rate of 6.2%. The real value of the options in this table depends upon the actual performance of the Common Stock during the applicable period.
 (3) These stock options were canceled in October 1999 by the mutual agreement of the executive officer involved and the Company. No consideration was paid to any of the executive officers in connection with the cancellation of these stock options.

* Less than one percent.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides certain information on stock option exercises in 1999 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1999.

                                  AGGREGATED OPTION/SAR EXERCISES IN 1999 AND 12/31/99 OPTION/SAR VALUES(1)

                                                                                                               VALUE OF
                                                                    NUMBER OF UNEXERCISED                    UNEXERCISED
                                                                          OPTIONS AT                        IN-THE-MONEY
                                                                      DECEMBER 31, 1999                      OPTIONS AT
                                  NUMBER OF                                (SHARES)                     DECEMBER 31, 1999(2)
                               SHARES ACQUIRED                   -----------------------------      -----------------------------
           NAME                  ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
           ----                  -----------     -------------    -----------   -------------       -----------     -------------
Michael P. Lawlor                   N/A              N/A            200,000         100,000             $0               $0

W. Gregory Orr                      N/A              N/A               0               0                 0                0

Earl J. Blackwell                   N/A              N/A               0               0                 0                0

Gary J. Van Rooyan                  N/A              N/A            16,667          40,833               0                0

-------------------
 (1) No stock appreciation rights are outstanding.
 (2) Based on the closing price of the Common Stock on the American Stock Exchange on the final trading day of 1999.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Messrs. Lawlor, Orr and Blackwell have each entered into an employment agreement with the Company. Under the terms of the employment agreements, the 1999 base salaries of Messrs. Lawlor, Orr and Blackwell were $325,000, $275,000 and $220,000, respectively, with each executive officer having the right to receive incentive compensation at the discretion of the Board of Directors. Each employment agreement is for a term of five years with the term to be extended an additional one year on each anniversary date of the employment agreement, unless either party gives notice that the term of the employment agreement should not be so extended. If the employee's employment is terminated by the Company without cause, then the employee will continue to receive his base salary and employee benefits for the remainder of the term of his employment agreement. If his employment is terminated by the Company with cause, then the employee will not be entitled to earn any further compensation or benefits under his employment agreement. If the Company undergoes a "change in control," then, under certain circumstances, the employee will have the right to require the Company to pay to him a lump sum amount equal to approximately three times his "base amount," as defined in Section 280G of the Internal Revenue Code. This base amount is generally equal to the average annual gross income of the employee for the five taxable years ending before the date on which the change in control occurs. This payment will be in lieu of any further compensation or benefits payable to the employee under the employment agreement. The employment agreement also contains a covenant by the employee not to compete with the Company at any time during his employment and for a period of two years after the termination of his employment, except for a termination subsequent to a change in control.

     Mr. Van Rooyan has also entered into an employment agreement with the Company providing for an annual base salary of $155,000. Mr. Van Rooyan is entitled to receive an annual bonus equal to not less than fifty percent of his base salary if the Company's basic earnings per share (or some other performance standard established by the Board of Directors) equal or exceed targeted levels established by the Board of Directors. Mr. Van Rooyan's employment agreement has a term of three years with the term to be extended an additional one year on each anniversary date of the employment agreement, unless either party gives notice that the term of the employment agreement should not be so extended. If Mr. Van Rooyan's employment is terminated by the Company without cause, Mr. Van Rooyan will continue to receive his base salary and employee benefits for a period of one year after the termination date. If Mr. Van Rooyan's employment is terminated by the Company with cause, then Mr. Van Rooyan will not be entitled to earn any further compensation or benefits under his employment agreement. If the Company undergoes a "change in control," then, under certain circumstances, Mr. Van Rooyan will have the right to require the Company to pay to him a lump sum amount equal to approximately three times his "base amount," as defined in
Section 280G of the Internal Revenue Code. This payment will be in lieu of any further compensation or benefits payable to Mr. Van Rooyan under the employment agreement. The employment agreement also contains a covenant by Mr. Van Rooyan not to compete with the Company at any time during his employment and for a period of two years after the termination of his employment, except for a termination subsequent to a change in control or a termination by Mr. Van Rooyan with cause.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for establishing and reviewing the Company's arrangements and programs for compensating executive officers of the Company. The Compensation Committee is currently composed of Messrs. McEneaney, Ramsey, Rothrock and Tyler.

     The Company's executive compensation program is designed to provide competitive compensation and benefit programs that attract and retain capable executives who are integral to the success of the Company, reward them for superior performance and provide them with an economic incentive to increase stockholder value. The Compensation Committee believes its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are a salary, short-term incentive compensation (bonus) and, in appropriate cases, long-term incentive compensation (stock options). The bonuses and stock options are in addition to executives' yearly base salaries, which are intended to be competitive with companies which the Compensation Committee believes are comparable to the Company.

BASE SALARY

     In setting each executive officer's base salary, the Compensation Committee takes into consideration, among other things, the executive officer's level of experience, responsibilities and performance and salaries for comparable positions at other companies in the same or similar businesses of the Company. In making salary recommendations or decisions, the Compensation Committee exercises its discretion and judgment based on these and other relevant factors. The Compensation Committee does not apply any specific formula to determine the weight of any particular factor.

INCENTIVE BONUS AWARDS

     Short-term incentive compensation plans are intended to provide executive officers with an incentive to act in a manner that accentuates Company performance and, therefore, stockholder value. The Compensation Committee believes that growth in earnings per share is an appropriate measure of short-term corporate performances. Accordingly, in 1999, the Compensation Committee adopted an incentive compensation plan (the "Incentive Plan") under which each Named Executive Officer was eligible to earn a cash bonus based upon the growth of the Company's earnings per share in excess of targeted levels.

STOCK OPTIONS

     In 1996, the Company established the 1996 Incentive Stock Option Plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to promote the long-term growth and profitability of the Company and the value of the Common Stock by providing selected employees of the Company and its subsidiaries with incentives to contribute to the success of the Company. The Stock Option Plan provides for both the grant of incentive stock options pursuant to Section 422 of the Internal Revenue Code and options which do not qualify as incentive stock options. In awarding options under the Stock Option Plan, the Compensation Committee considers various factors, such as the past and expected future performance of an employee and the extent to which an employee has been compensated for his or her performance. The Compensation Committee has not established any fixed formula for awarding options under the Stock Option Plan. The exercise price for options issued under the Stock Option Plan must, in the case of incentive stock options, be at least equal to the fair market value of the Common Stock subject to the option at the time the option is granted, and in the case of nonqualified stock options, be at least equal to 75% of the fair market value of the shares subject to the option at the time it is granted.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee applied the executive compensation policies and programs described above in determining the total compensation of Michael P. Lawlor, the Company's Chief Executive Officer. Effective January 1, 1999, Mr. Lawlor's annual base salary was increased to $325,000. This increase was based primarily upon the Company's performance in 1998, a subjective evaluation of Mr. Lawlor's performance in 1998 and a review of market salary data.

     Under the terms of the Incentive Plan, Mr. Lawlor was eligible to earn a cash bonus based upon the growth of the Company's earnings per share. Because the Company's 1999 earnings per share did not equal the minimum target established by the Committee, Mr. Lawlor did not receive any bonus for the fiscal year ended December 31, 1999.

     In July 1999, Mr. Lawlor received options to purchase 150,000 shares of Common Stock. The Compensation Committee granted the options in recognition of Mr. Lawlor's personal contributions to the Company and the Company's performance in the first six months of 1999. As reflected in the Summary Compensation Table on page 7, these options were canceled in October 1999 by the mutual agreement of Mr. Lawlor and the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable remuneration to be paid to the Company's executives will exceed the deduction limit set by
Section 162(m).

                            MEMBERS OF THE COMMITTEE

                             JAMES F. MCENEANEY, JR.
                                 ROGER A. RAMSEY
                             WILLIAM A. ROTHROCK IV
                                ALFRED TYLER 2ND

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

            APPROVAL OF U S LIQUIDS INC. EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 2)

BACKGROUND

     The Board of Directors believes that it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, on October 21, 1999, the Board of Directors adopted, subject to stockholder approval, the U S Liquids Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). An aggregate of 500,000 shares of Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) (the "Shares"), may be sold pursuant to the Stock Purchase Plan. The text of the Stock Purchase Plan has been filed electronically with the Securities and Exchange Commission, but is not included in this Proxy Statement. A copy of the Stock Purchase Plan is available from the Company's Secretary at 411 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060-3545. The following is a summary of the material provisions of the Stock Purchase Plan.

ADMINISTRATION AND ELIGIBILITY

     The Stock Purchase Plan is administered by a committee (the "Committee") appointed by the Board of Directors. Currently, Messrs. Lawlor, Orr and Blackwell and Wendy O'Dell, the Company's Human Resources Director, serve on the Committee. The Committee has the authority to make rules and regulations governing the administration of the Stock Purchase Plan. All employees of the Company and designated subsidiaries of the Company who (i) are customarily employed for at least 20 hours per week and more than five months in a calendar year, and (ii) have completed six months of employment with the Company or a designated subsidiary are eligible to participate in the Stock Purchase Plan. As of March 1, 1999, approximately 1,080 employees were eligible to participate in the Stock Purchase Plan.

PARTICIPATION AND TERMS

     An eligible employee may elect to participate in the Stock Purchase Plan as of any Enrollment Date. "Enrollment Dates" occur on the first day of an option period. An option period is one of two six-month periods during each calendar year. One option period commences on January 1 and terminates on the following June 30, and the second option period commences on July 1 and terminates on the following December 31. To participate in the Stock Purchase Plan, an employee must complete an enrollment and payroll deduction authorization form provided by the Company which indicates the amount to be deducted from his or her salary and applied to the purchase of Shares on the Exercise Date (as hereinafter defined). An eligible employee may authorize payroll contributions to the Stock Purchase Plan from 1% to 10% of his or her compensation during the applicable six-month option period. In addition, during the first 30 days of any option period, an employee may elect to make a cash contribution in an amount not to exceed 10% of his or her expected compensation during such option period. The maximum amount that an employee may contribute to the Stock Purchase Plan in any calendar year may not exceed $21,250.

     All payroll contributions and any cash contributions made by an employee will be held by the Company and will not accrue interest. On the last day of each option period (the "Exercise Date"), the total amount of payroll contributions and any cash contribution credited to the employee during the option period will be applied to purchase as many whole Shares as may be purchased with such amount at the applicable purchase price.

     The purchase price for the Shares will be the lesser of 85% of the closing price of shares of Common Stock as reported on the American Stock Exchange (i) on the first day of the applicable option period, or (ii) on the Exercise Date; provided, however, that if the Common Stock is not traded on either of such dates, the closing price of the Common Stock on the immediately preceding trading date will be used. Employees may purchase shares through the Stock Purchase Plan only by payroll contributions or cash contributions of the type described above.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company may amend the Stock Purchase Plan at any time, provided that if stockholder approval is required for the Plan to continue to comply with the requirements of Section 423 of the Internal Revenue Code (the "Code"), such amendment will not be effective unless approved by the Company's stockholders within twelve months after the date of the adoption by the Board of Directors.

     The Stock Purchase Plan may be terminated by the Board of Directors at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. As a result, an employee participant will pay no federal income tax upon enrolling in the Stock Purchase Plan or upon purchase of Shares. A participant may recognize income and/or gain or loss upon the sale or other disposition of Shares purchased under the Stock Purchase Plan, the amount and character of which will depend on whether the sale or disposition is a "qualifying disposition" or a "disqualifying disposition." A sale or disposition is a qualifying disposition if it occurs more than two years after the beginning of the option period in which the Shares are acquired. A disqualifying disposition occurs if the participant sells or disposes of the Shares within two years after the beginning of the option period in which the Shares were acquired.

     If the participant sells or otherwise disposes of the Shares in a qualifying disposition, the participant will recognize ordinary income at the time in an amount equal to the lesser of (i) the excess of the market price of the Shares on the first day of the option period over the purchase price, or
(ii) the excess of the market price of the Shares at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to Shares purchased under the Stock Purchase Plan if the Shares are disposed of in a qualifying disposition.

     If the participant sells or otherwise disposes of the Shares in a disqualifying disposition, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the Shares on the date of purchase over the purchase price and the Company will be entitled to a tax deduction for the same amount.

     The employee may also recognize capital gain or loss at the time of disposition of the Shares, either short-term or long-term, depending on the holding period for the Shares.

OTHER INFORMATION

     The Stock Purchase Plan was implemented on January 1, 2000. In the event the stockholders of the Company do not approve the Stock Purchase Plan at the Annual Meeting, the Stock Purchase Plan will be terminated and all amounts contributed by participating employees will be returned to such employees.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

     The Board of Directors, upon recommendation of its Audit Committee, has appointed Arthur Andersen LLP as the Company's independent public accountants for 2000. Stockholders are being asked to ratify this action, and proxies solicited on behalf of the Board of Directors will be voted for ratification of Arthur Andersen LLP as the Company's independent accountants unless otherwise specified.

     Arthur Andersen LLP has served as the Company's independent public accounting firm since November 1996. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting. The representative will be afforded an opportunity to make a statement, if he or she desires to do so. It is anticipated that the representative will also be available to answer appropriate questions.

     If the appointment of Arthur Andersen LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period commencing on August 20, 1997 (i.e., the date of the Company's initial public offering) and ending on December 31, 1999, as compared to the returns of the American Stock Exchange Market Index (the "AMEX Index") and two peer groups selected by the Company. The graph assumes $100 was invested on August 20, 1997 in the Company's Common Stock, the AMEX Index and the peer groups and assumes reinvestment of dividends.


                               [INSERT GRAPH HERE]


                             08/20/97       12/31/97       12/31/98       12/31/99
                           -----------------------------------------------------------
U S Liquids Inc ..........    $100.00        $103.67        $165.14         $61.47
Previous Peer Group ......     100.00          99.25          74.03          57.65
Current Peer Group .......     100.00          98.94          77.79          53.09
AMEX Index ...............     100.00         105.48         104.05         129.72

     The Company has included the returns of two separate peer groups in the graph above. The Previous Peer Group, which is based one-third on an oil and gas field services component (SIC Code 1389), one-third on an animal and marine fats and oils component (SIC Code 2077), and one-third on an air and water resource and solid waste management component (SIC Code 9511), is the same peer group used by the Company in the proxy statements for the 1998 and 1999 Annual Meetings of Stockholders. The Current Peer Group is based one-fourth on the oil and gas field services component (SIC Code 1389), one-fourth on the animal and marine fats and oils component (SIC Code 2077), one-fourth on the air and water resource and solid waste management component (SIC Code 9511), and one-fourth on a refuse systems component (SIC Code 4953). The Company selected the Current Peer Group because the businesses currently operated by the Company compete in one or more of these four industry segments.

     The oil and gas field services component (SIC Code 1389) is currently comprised of the following companies: BJ Services Co., Bouygues Offshore, S.A., Cal Dive International, Inc., Global Industries, Ltd., Golden Triangle Industries, Inc., Hanover Compressor Holdings, ICO Inc., Infinity, Inc., Newpark Resources, Inc., Oceaneering International, Inc., Petrominerals Corporation, Precision Drilling Corporation, Schlumberger Limited, Superior Energy Services, Inc., Transcoastal Marine Services, Inc., Tuboscope, Inc., and Willbros Group, Inc. The animal and marine fats and oils component (SIC Code 2077) is currently comprised of Darling International, Inc. and Zapata Corporation. The air and water resource and solid waste management component (SIC Code 9511) is currently comprised of Edperbrascan Corporation and nSTOR Technologies, Inc. The refuse systems component (SIC Code 4953) is currently comprised of Allied Waste Industries, Inc., American Ecology Corporation, ATG Inc., Avalon Holdings Corporation, Capital Environmental Resource, Inc., Casella Waste Systems, Inc., Clean Harbors, Inc., Commodore Applied Technologies, Inc., EarthCare Company, Envirogen, Inc., Environmental Safeguards, Inc., Ichor Corporation, Industrial Services of America, Inc., Mercury Waste Solutions, Inc., MPM Technologies, Inc., Perma-Fix Environmental Services, Inc., Republic Services, Inc., Safety-Kleen Corp., Scherer Healthcare, Inc., Sevenson Environmental Services, Inc., Stericycle, Inc., Synagro Technologies, Inc., Thermoretec Corporation, Waste Connections, Inc., Waste Industries, Inc., and Waste Management, Inc.

                                OTHER INFORMATION

COST OF PROXY SOLICITATION

     The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by executive officers or other employees of the Company who will not receive extra compensation therefor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to provide copies of those reports to the Company. Based on a review of the reports it has received, or written representations that no reports were required to be filed, the Company believes that during 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were met.

ADDITIONAL MATTERS

     While the notice for the Annual Meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the meeting which is not described in this Proxy Statement. If any other business is properly presented, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

SEC FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS LATEST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHO REQUESTS A COPY IN WRITING FROM MR. EARL J. BLACKWELL, CHIEF FINANCIAL OFFICER AND SECRETARY, U S LIQUIDS INC., 411 N. SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS 77060-3545.

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting of Stockholders, stockholder proposals must be received no later than December 12, 2000. To be considered for presentation at the annual meeting, although not included in the proxy statement, proposals must be received no later than February 25, 2001. All stockholder proposals should be marked to the attention of Corporate Secretary, U S Liquids Inc., 411 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060-3545.


                                 By Order of the Board of Directors



                                 Earl J. Blackwell, Secretary

Houston, Texas
April 11, 2000



YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                                    PROXY
                               U S LIQUIDS INC.
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 9, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Earl J. Blackwell and Gary J. Van Rooyan, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of U S Liquids Inc. held of record by the undersigned on March 13, 2000 at the Annual Meeting of Stockholders to be held on May 9, 2000 or any adjournment thereof.

        1. ELECTION OF DIRECTORS.

        [ ] For all nominees listed below (except as marked to the contrary below).

        [ ]  Withhold authority to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                               Michael P. Lawlor
                                W. Gregory Orr
                               Roger A. Ramsey

        2. APPROVAL OF THE U S LIQUIDS INC. EMPLOYEE STOCK PURCHASE PLAN.

              [ ] For                [ ] Against            [ ] Abstain

        3. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000.

              [ ] For                [ ] Against            [ ] Abstain

        4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE THEREOF.

        The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

        Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the legal entity by authorized person.

        Dated this ____ day of _________________, 2000.

___________________________________________
Signature

___________________________________________
Signature


      (Please sign, date and return promptly using the enclosed envelope.)